Exhibit 4.01

[Logo]

LeapFrog

NUMBER

SHARES

LF

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK, NY SEE REVERSE FOR STATEMENTS RELATING TO RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS, IF ANY

CUSIP 52186N 10 6

THIS CERTIFIES THAT

IS THE REGISTERED HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, $0.0001 PAR VALUE, OF

LEAPFROG ENTERPRISES, INC.

transferable on the books of the Corporation in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

[Seal]

[STOCK CERTIFICATE]

[Signature of Chairman of the Board of Directors of LeapFrog Enterprises, Inc.]

[Signature of Corporate Secretary of LeapFrog Enterprises, Inc.]

COUNTERSIGNED AND REGISTERED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

1.

LEAPFROG ENTERPRISES, INC.

The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class of shares authorized to be issued and the variations in the relative rights and preferences between the shares of each series of a class of shares so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of the subsequent series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right

of survivorship and not as tenants in common UNIF GIFT MIN ACT-             Custodian

(Cust) (Minor) Act

(State) UNIF TRF MIN ACT-              Custodian (until age             )

(Cust)              under Uniform Transfers

(Minor) to Minors Act

(State) Additional abbreviations may also be used though not in the above list. For value received,              hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE              shares of common stock represented by the within Certificate and do hereby irrevocably constitute and appoint              attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated             ,

X

X

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatsoever. Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

2.